Runway Growth Finance Corp. Reports Third Quarter 2025 Financial Results

Delivered Total and Net Investment Income of $36.7 million and $15.7 million, Respectively

Investment Portfolio of $0.9 billion

Conference Call Today, Thursday, November 6, 2025 at 6:00 p.m. ET

MENLO PARK, Calif., November 6, 2025—Runway Growth Finance Corp. (Nasdaq: RWAY) (“Runway Growth” or the “Company”), a leading provider of flexible capital solutions to late- and growth-stage companies seeking an alternative to raising equity, today announced its financial results for the third quarter ended September 30, 2025.

Third Quarter 2025 Highlights

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Total investment income of $36.7 million
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Net investment income of $15.7 million, or $0.43 per share
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Net asset value of $489.5 million, or $13.55 per share
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Dollar-weighted annualized yield on debt investments of 16.8%
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11 investments completed in new and existing portfolio companies, representing $128.3 million in funded investments
•
Aggregate proceeds of $199.7 million in principal prepayments, $1.5 million from scheduled amortization, and $0.2 million in sale proceeds from equity
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Repurchased 397,983 shares during the quarter for an aggregate purchase price of $4.4 million

Fourth Quarter 2025 Distributions

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Declared fourth quarter 2025 dividend of $0.33 per share

“Runway Growth continues to make meaningful progress in executing our strategy to scale and optimize our portfolio,” said David Spreng, Founder and CEO of Runway Growth. “Our third quarter investment activity is only beginning to show the benefits of our integration within the BC Partners ecosystem, which enables us to source from a broader set of origination channels.We believe this integration also positions us to pursue inorganic growth initiatives that advance our portfolio, as demonstrated by our proposed acquisition of SWK Holdings following quarter-end. We believe this is a uniquely structured transaction that will expand our healthcare and life sciences exposure, and highlights one of our key growth levers. Looking ahead, we are confident in our position as a destination of choice for growth investment.”

Third Quarter 2025 Operating Results

Total investment income for the quarter ended September 30, 2025 was $36.7 million, compared to $36.7 million for the quarter ended September 30, 2024.

The Company's dollar-weighted annualized yield on average debt investments for the quarter ended September 30, 2025 was 16.8%. The Company calculates the yield on dollar-weighted debt investments for any period measured as (1) total investment-related income during the period divided by (2) the daily average of the fair value of debt investments, including investments on non-accrual status, outstanding during the period.

Operating expenses for the quarter ended September 30, 2025 were $21.0 million, compared to $20.8 million for the quarter ended September 30, 2024.

Net investment income for the quarter ended September 30, 2025 was $15.7 million, or $0.43 per share, compared to $15.9 million, or $0.41 per share, for the quarter ended September 30, 2024.

Net realized loss on investments was $1.3 million for the quarter ended September 30, 2025, compared to no net realized gains or losses for the quarter ended September 30, 2024.

For the quarter ended September 30, 2025, net change in unrealized loss on investments was $6.4 million, compared to a net change in unrealized gain on investments of $9.2 million for the quarter ended September 30, 2024.

For the quarter ended September 30, 2025, our net increase in net assets resulting from operations was $8.0 million, or $0.22 per share, compared to a net increase in net assets resulting from operations of $25.0 million, or $0.65 per share, for the quarter ended September 30, 2024.

Portfolio and Investment Activity

As of September 30, 2025, Runway Growth’s investment portfolio had an aggregate fair value of $0.9 billion in 54 companies, comprising $878.8 million in loans, 97.6% of which are senior secured loans, and $67.2 million in warrants and other equity-related investments.

During the third quarter of 2025, Runway Growth funded two investments in new portfolio companies, eight investments in existing portfolio companies, and one investment in Runway-Cadma I LLC, representing $128.3 million in gross funded investments, which is net of refinances of $73.4 million and upfront loan origination fees of $1.2 million is $53.7 million in net funded investments.

Total portfolio investment activity for the three months ended September 30, 2025 and 2024 was as follows:

	Three Months Ended September 30,
	2025	2024
Beginning investment portfolio	$1,024,951	$1,063,324
Purchases of investments	53,708	74,004
PIK interest	4,096	2,719
Sales and prepayments of investments	(126,074)	(84,900)
Scheduled repayments of investments	(1,536)	(634)
Amortization of fixed income premiums or accretion of discounts	(757)	2,413
Net realized gain (loss) on investments	(1,318)	-
Net change in unrealized gain (loss) on investments	(7,106)	9,174
Ending investment portfolio	$945,964	$1,066,100

Net Asset Value

As of September 30, 2025, net asset value per share was $13.55, a decrease of 0.8% from $13.66 as of June 30, 2025. Total net assets at the end of the third quarter of 2025 were $489.5 million.

Liquidity and Capital Resources

As of September 30, 2025, the Company had approximately $371.9 million in available liquidity, including unrestricted cash and cash equivalents of $7.9 million and $364.0 million in available borrowing capacity under the Company’s credit facility, subject to existing terms, advance rates and regulatory and covenant requirements.

The Company ended the quarter with a core leverage ratio of approximately 92%, compared to 105% for the quarter ended June 30, 2025.

Distributions

On November 5, 2025, the Company’s board of directors (the "Board of Directors") declared a quarterly distribution of $0.33 per share for stockholders of record as of November 17, 2025. Distributions are payable on December 3, 2025.

Recent Developments

The Company evaluated events subsequent to September 30, 2025 through November 6, 2025, the date the consolidated financial statements were issued. There have been no subsequent events that occurred during such period that would require recognition or disclosure, except as disclosed below.

Recent Portfolio Activity

From October 1, 2025 through November 6, 2025, the Company completed $12.0 million of additional debt commitments. In addition, the Company funded $1.2 million in unfunded commitments on existing investments. The Company also received $0.9 million in debt prepayments.

SWK Agreement and Plan of Merger

On October 9, 2025, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with RWAY Portfolio Holding Corp., a Delaware corporation and our direct wholly-owned subsidiary (“Intermediary Sub”), RWAY Portfolio Corp., a Delaware corporation and a direct wholly-owned subsidiary of Intermediary Sub (“Acquisition Sub”), Runway Growth Capital LLC ("RGC"), a Delaware limited liability company and SWK Holdings Corporation, a Delaware corporation (“SWK”). The Merger Agreement provides that, subject to the conditions set forth in the Merger Agreement, Acquisition Sub will merge with and into SWK, with SWK continuing as the surviving company and as a wholly-owned subsidiary of Intermediary Sub, or, in the alternative, SWK will merge with and into Acquisition Sub, with Acquisition Sub continuing as the surviving company and as a wholly-owned subsidiary of Intermediary Sub (in either case, the “First Merger”). Immediately after the effectiveness of the First Merger, SWK or Acquisition Sub, as applicable, will merge with and into Intermediary Sub (the “Second Merger”), with Intermediary Sub continuing as the surviving company and as our wholly-owned subsidiary. Immediately after the effectiveness of the Second Merger, Intermediary Sub will merge with and into us (the “Third Merger” and together with the First Merger and the Second Merger, the “Mergers”), and we will continue as the surviving corporation. The Board of Directors and the board of directors of SWK have approved, among other things, the Merger Agreement and the transactions contemplated thereby (the “Transactions”).

Subject to the terms and conditions of the Merger Agreement, at the time a certificate of merger with respect to the First Merger is executed and filed with the Secretary of State of the State of Delaware as provided under the Delaware General Corporation Law (the “Effective Time”), each share of common stock, par value $0.001 per share, of SWK (“SWK Common Stock”) issued and outstanding immediately prior to the Effective Time (other than shares of SWK Common Stock held by a subsidiary of SWK or held, directly or indirectly, by the Company or any of its consolidated subsidiaries, including Intermediary Sub and Acquisition Sub and all treasury shares (the “Cancelled Shares”)) will be converted, at the election of the respective SWK stockholder, into the right to receive newly issued shares of common stock of the Company ("Common Stock"), par value $0.01 per share, equal to the Exchange Ratio (as defined below) (the “Per Share Stock Consideration”) or an amount of cash equal to the SWK Per Share NAV (as defined below) (the “Per Share Cash Consideration” and, together with the Per Share Stock Consideration, the “Total Per Share Merger Consideration”) and, in either case, an amount of cash, to be provided by RGC, equal to the quotient of (i) $9.0 million divided by (ii) the number of shares of SWK Common Stock issued and outstanding as of the Determination Date (as defined below) (excluding any Cancelled Shares).

Two (2) days (excluding Sundays and holidays) prior to the Effective Time (such date, the “Determination Date”), the Company and SWK will deliver to the other a calculation of its net asset value as of such date (such calculation with respect to SWK, the “Closing SWK NAV” and such calculation with respect to us, the “Closing RWAY NAV”), in each case calculated in good faith and determined in accordance with the accounting and reporting guidance set forth in the Financial Accounting Standards Board’s Accounting Standards Codification Topic 946, Financial Services - Investment Companies, as modified pursuant to the terms of the Merger Agreement. Based on such calculations, the parties will calculate: (1) the “SWK Per Share NAV,” which will be equal to (i) the Closing SWK NAV divided by (ii) the number of shares of SWK Common Stock issued and outstanding as of the Determination Date (excluding the Cancelled Shares) and (2) the “RWAY Per Share NAV,” which will be equal to (i) the Closing RWAY NAV divided by (ii) the number of shares of the Company's Common Stock issued and outstanding as of the Determination Date. The “Exchange Ratio” will be equal to the quotient (rounded to four decimal places) of (i) the SWK Per Share NAV divided by (ii) the RWAY Per Share NAV.

The Company and SWK will update and redeliver the Closing RWAY NAV or the Closing SWK NAV, as applicable, in the event that the closing of the Mergers is subsequently materially delayed or there is a material change to either such calculation between the Determination Date and the closing of the Mergers and as needed to ensure that the calculation is determined within two (2) days (excluding Sundays and holidays) prior to the Effective Time.

The Merger Agreement contains customary pre-closing covenants, including covenants requiring the Company and/or SWK, as applicable, to (i) use reasonable best efforts to cause the consummation of the Transactions, (ii) conduct business in the ordinary course, (iii) cooperate with the other party in the preparation and filing of a registration statement on Form N-14 (the “Registration Statement”), (iv) duly call, give notice of, convene and hold a special meeting of stockholders of SWK, (v) obtain certain regulatory and third party consents and (vi) refrain from taking, or causing their respective subsidiaries to take, certain actions prior to the consummation of the Mergers without, with respect to the Company, SWK’s consent and, with respect to SWK, the Company's consent (which consent in each case is not to be unreasonably withheld, delayed or conditioned).

The consummation of the Mergers is subject to the satisfaction or (to the extent permitted by law) waiver of certain customary closing conditions, including effectiveness of the Registration Statement, approval by SWK’s stockholders, absence of a material adverse effect and certain other closing conditions set forth in the Merger Agreement. The obligation of each party to consummate the Mergers is also conditioned upon the other party’s representations and warranties being true and correct (subject to certain materiality exceptions) and the other party having performed in all material respects its obligations under the Merger Agreement. Further, the Merger Agreement provides that SWK will not be obligated to consummate the Mergers should the amount by which a third-party valuation firm values the portfolio assets of SWK as of the Determination Date (as adjusted pursuant to the terms of the Merger Agreement) be more than $5.0 million less than SWK’s good faith determination of the carrying value of the underlying portfolio assets of SWK as of 5:00 p.m. New York City time on the Determination Date (as reflected in the books and records of SWK, determined in accordance with GAAP and in a manner consistent with SWK’s historical calculation of the carrying value of such assets).

Key Stockholder Agreement

Concurrently with the Company entering into the Merger Agreement, it also entered into a key stockholder agreement (the “Key Stockholder Agreement”) with Double Black Diamond Offshore Ltd., a Cayman Islands exempted company (the “Key Stockholder”), and, solely for the purposes of Section 4 thereof, Black Diamond Offshore Ltd., a Cayman Islands exempted company. The Key Stockholder owns 8,493,088 shares of SWK Common Stock, representing in the aggregate approximately 69.9% of the outstanding shares of SWK Common Stock as of October 9, 2025. Pursuant to the Key Stockholder Agreement, the Key Stockholder has agreed to vote such shares of SWK Common Stock in favor of the approval and adoption of the Merger Agreement. Additionally, pursuant to the Key Stockholder Agreement, the Key Stockholder has agreed to refrain from, directly or indirectly, absent our prior written consent: (A)(i) engaging in or becoming a participant in any “solicitation” (as such term is used in the proxy rules of the SEC, but without regard to the exclusion set forth in Rule 14a-1(l)(2)(iv) of the Exchange Act), with respect to the Company, its Common Stock or any of its other voting securities, of proxies or consents; or conducting any non-binding referendum with respect to any matter or proposal to be voted on by holders of the Company's Common Stock or other voting securities, or (ii) making any public statement in support of any third-party solicitation or referendum with respect to the Company, its Common Stock or any of its other voting securities; (B) seeking or proposing, alone or in concert with others, to have RGC terminated or replaced, to prevent the adoption of the Advisory Agreement, or to have the Advisory Agreement terminated, amended, modified or otherwise replaced or canceled; (C)(i) seeking or proposing, alone or in concert with others, election or appointment to, or representation on, the Board of Directors; or nominating or proposing the nomination of, or recommending the nomination of, any candidate to the Board of Directors, or (ii) seeking or proposing, alone or in concert with others, the removal of any member of the Board of Directors; (D)(i) seeking or proposing, alone or in concert with others, to call a meeting of our stockholders, or (ii) making or being the proponent of any stockholder proposal (pursuant to Rule 14a-8 under the Exchange Act or otherwise) for consideration by the Company's stockholders; or (E) publicly disclosing any intention, plan or arrangement to take any action inconsistent with the provisions of sections (A) through (D) above.

Conference Call

Runway Growth will hold a conference call to discuss its third quarter ended September 30, 2025 financial results at 3:00 p.m. PT (6:00 p.m. ET) on Thursday, November 6, 2025. To participate in the conference call or webcast, participants should register online at the Runway Investor Relations website. The earnings call can also be accessed through the following links:

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Conference Call
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Webcast

A live webcast will be available in the investor section of the Company’s website, and will be archived for 90 days following the call.

About Runway Growth Finance Corp.

Runway Growth is a specialty finance company focused on providing flexible capital solutions to late- and growth-stage companies seeking an alternative to raising equity. Runway Growth is a closed-end investment fund that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. Runway Growth is externally managed by Runway Growth Capital LLC, an affiliate of BC Partners Advisors L.P. and led by industry veteran David Spreng. For more information, please visit www.runwaygrowth.com.

Forward-Looking Statements

Statements included herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in forward-looking statements as a result of a number of factors, including those described from time to time in Runway Growth’s filings with the Securities and Exchange Commission. Runway Growth undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Important Disclosures

Strategies described involve special risks that should be evaluated carefully before a decision is made to invest. Not all of the risks and other significant aspects of these strategies are discussed herein. Please see a more detailed discussion of these risk factors and other related risks in the Company’s most recent annual report on Form 10-K in the section entitled “Risk Factors”, and in the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2025, which may be obtained on the Company’s website, www.runwaygrowth.com, or the SEC’s website, www.sec.gov.

IR Contacts:

Taylor Donahue, Prosek Partners, rway@prosek.com

Thomas B. Raterman, Chief Financial Officer and Chief Operating Officer, tr@runwaygrowth.com

RUNWAY GROWTH FINANCE CORP.

Consolidated Statements of Assets and Liabilities

(In thousands, except share and per share data)

	September 30, 2025	December 31, 2024
	(Unaudited)
Assets
Investments at fair value:
Non-control/non-affiliate investments at fair value (cost of $976,399 and $1,038,135, respectively)	$931,915	$1,005,328
Affiliate investments at fair value (cost of $4,551 and $59,198, respectively)	-	64,572
Control investments at fair value (cost of $13,233 and $6,550, respectively)	14,049	6,940
Total investments at fair value (cost of $994,183 and $1,103,883, respectively)	945,964	1,076,840
Cash and cash equivalents	7,917	5,751
Interest and fees receivable	8,038	8,141
Other assets	1,427	623
Total assets	963,346	1,091,355
Liabilities
Debt:
Credit facility	186,000	311,000
2026 Notes	25,000	95,000
2027 Notes	132,250	152,250
2028 Notes	107,000	-
Unamortized deferred financing costs	(6,744)	(5,918)
Total debt, less unamortized deferred financing costs	443,506	552,332
Incentive fees payable	16,295	14,106
Interest payable	9,990	7,743
Foreign currency forward contracts	640	-
Accrued expenses and other liabilities	3,389	2,305
Total liabilities	473,820	576,486
Net assets
Common stock, par value	361	373
Additional paid-in capital	545,504	557,992
Accumulated undistributed (overdistributed) earnings	(56,339)	(43,496)
Total net assets	$489,526	$514,869

Shares of common stock outstanding ($0.01 par value, 100,000,000 shares authorized)	36,134,037	37,347,428
Net asset value per share	$13.55	$13.79

RUNWAY GROWTH FINANCE CORP.

Consolidated Statements of Operations

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Investment income
From non-control/non-affiliate investments:
Interest income	$30,715	$32,253	$91,314	$97,643
Payment-in-kind interest income	4,219	2,757	11,857	9,294
Dividend income	252	-	758	-
Fee income	1,403	882	1,946	1,689
From affiliate investments:
Interest income	-	609	646	1,808
Fee income	-	-	256	-
Other income	158	150	515	419
Total investment income	36,747	36,651	107,292	110,853

Operating expenses
Management fees	3,963	3,865	11,916	11,763
Incentive fees	4,075	3,970	11,527	12,287
Interest and other debt financing expenses	10,630	11,379	32,681	33,106
Professional fees	556	528	1,687	1,443
Administration agreement expenses	705	472	1,993	1,508
Insurance expense	163	211	479	628
Tax expense	560	-	810	2
Other expenses	359	351	916	986
Total operating expenses	21,011	20,776	62,009	61,723
Net investment income	15,736	15,875	45,283	49,130

Net realized and net change in unrealized gain (loss)
Net realized gain (loss):
Non-control/non-affiliate investments	(1,318)	-	(5,705)	-
Affiliate investments	-	-	8,943	-
Net realized gain (loss) on investments	(1,318)	-	3,238	-
Net realized gain (loss) on forward contracts and foreign currency transactions	(12)	-	(23)	-
Net realized gain (loss)	(1,330)	-	3,215	-

Net change in unrealized gain (loss):
Non-control/non-affiliate investments	(7,473)	367	(11,677)	(11,182)
Affiliate investments	-	8,510	(9,925)	7,263
Control investments	367	297	426	176
Net change in unrealized gain (loss) on investments	(7,106)	9,174	(21,176)	(3,743)
Net change in unrealized gain (loss) on forward contracts and foreign currency transactions	719	-	(640)	-
Net change in unrealized gain (loss)	(6,387)	9,174	(21,816)	(3,743)

Net realized and unrealized gain (loss)	(7,717)	9,174	(18,601)	(3,743)

Net increase (decrease) in net assets resulting from operations	$8,019	$25,049	$26,682	$45,387
Net investment income per common share (basic and diluted)	$0.43	$0.41	$1.23	$1.25
Net increase (decrease) in net assets resulting from operations per common share (basic and diluted)	$0.22	$0.65	$0.72	$1.15
Weighted average shares outstanding (basic and diluted)	36,225,742	38,390,854	36,887,968	39,317,890